UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2019

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Louisiana, Suite 3500, Houston, Texas 77002

(Address of principal executive offices)

(210) 998-4035

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	CEI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 7, 2019, Camber Energy, Inc.’s (the “Company’s”, “we” and “our”), wholly-owned subsidiary, Lineal Star Holdings, LLC (“Lineal”), completed the acquisition of 80% of the outstanding membership interests of Evercon Energy LLC (“Evercon”). Evercon provides pipeline solutions and field services, project management and inspection services, energy infrastructure maintenance, facilities construction, fabrication and heavy civil construction services in and around College Station, Texas. The total purchase price paid for the acquisition was (a) $25,000 in cash at closing and $15,000 in cash per month for the six months following the closing; (b) the assumption of a $100,000 promissory note owed by Evercon to a bank lender (which note was acquired by the Company), and the release of the seller’s personal guaranty of such debt; and (c) the agreement to fund the operating expenses of Evercon, and pay certain expenses of the seller, in an aggregate amount of up to $50,000 per month, for six months following the closing, with the Company having the right to terminate such obligations six months after closing under certain circumstances.

On October 8, 2019, the Company filed a press release disclosing the acquisition of Evercon as discussed above. A copy of the press release is included herewith as Exhibit 99.1 and the information in the press release is incorporated by reference into this Item 8.01.

As of October 7, 2019, the Company had 53,977,201 shares of common stock issued and outstanding. The increase in our outstanding shares of common stock from the date of the Company’s July 8, 2019, 1-for-25 reverse stock split, is mainly due to conversions of shares of Series C Preferred Stock of the Company into common stock, and conversion premiums due thereon, which are payable in shares of common stock, pursuant to the designation of such Series C Preferred Stock, at a current conversion price of $0.001 per share. The conversions are in the sole discretion of the Series C Preferred Stock holders.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release dated October 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

By:	/s/ Robert Schleizer
Name:	Robert Schleizer
Title:	Chief Financial Officer

Date: October 8, 2019

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press release dated October 8, 2019